SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

DOVER CORPORATION

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	1-4018	53-0257888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

(212) 922-1640
(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     On November 4, 2004, the Board of Directors of Dover Corporation approved the recommendations of its Compensation Committee to (1) increase the annual compensation of non-employee directors from $90,000 to $120,000, effective January 1, 2005 and (2) decrease the percentage of such compensation paid in stock from 75% to 60% with a corresponding increase in the amount of such compensation paid in cash from 25% to 40%. The Company’s 1996 Non-Employee Directors’ Stock Compensation Plan, pursuant to which shares are issued to the non-employee directors, specifically authorizes the Board of Directors to change the annual compensation of non-employee directors and to adjust the allocation of compensation between stock and cash from time to time.

     The Board also approved the recommendation of the Compensation Committee that Thomas L. Reece, who will be retiring from his position as Chief Executive Officer of the Company effective December 31, 2004, receive the same base salary ($1,000,000) in 2005 that he received in 2004, plus payment or reimbursement of COBRA amounts for health insurance, but substantially no other compensation or perquisites, for services he will perform in 2005, when he will be Chairman of Dover Corporation and also serve as a director of each of Dover’s six independent subsidiaries, and in consideration of the active role he is expected to play in providing consultation and advice throughout the year. For the year 2005, Mr. Reece will not receive the directors’ compensation described in the preceding paragraph. Mr. Reece has served as the Company’s Chief Executive Officer since 1994. Until mid 2003, he also served as President of the Company.

     Finally, Jerry W. Yochum, President and Chief Executive Officer of Dover Diversified, Inc., who will be retiring effective December 31, 2004, will act as a consultant to Dover for a term of one year. As a consultant, he will receive as compensation the same base salary ($645,000) he received in 2004, as well as reimbursement for modest expenditures relating to tax and insurance advice, a life insurance policy and COBRA amounts for health insurance, but substantially no other compensation or perquisites.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Gary L. Roubos has decided not to stand for re-election to the Board of Directors of Dover Corporation at Dover’s next Annual Meeting of Stockholders to be held in April 2005. Mr. Roubos has been on Dover’s Board for 29 years and was Chief Executive Officer of Dover Corporation from 1981 to 1994.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2004	DOVER CORPORATION (Registrant)
	By:	/s/ Joseph W. Schmidt
		Name:	Joseph W. Schmidt
		Title:	Vice President, General Counsel & Secretary